Exhibit 10.8

AMENDMENT AGREEMENT

      This AMENDMENT AGREEMENT (the "Agreement") dated as of this 31st day of August, 2006, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with a principal place of business at 25 Manchester Street, Merrimack, New Hampshire 03054 ("PC") and PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation with a principal place of business at 4 Water Street, P.O. Box 488, Nashua, New Hampshire 03061-0448 ("PEU") (PC and PEU are on occasion referred to individually and collectively as the "Borrower") and BANK OF AMERICA, N.A. (successor by merger to FLEET NATIONAL BANK), a national bank organized under the laws of the United States with a place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank").

W I T N E S S E T H

      WHEREAS, pursuant to the terms of a certain Loan Agreement between the Borrower and the Bank dated April 8, 1998, as amended (the "Loan Agreement") and certain loan documents referenced therein or contemplated thereby (collectively the "Loan Documents"), the Bank has made a certain $4,500,000 acquisition line of credit loan to the Borrower (the "Acquisition Line of Credit"); and

WHEREAS, the Borrower has requested and the Bank has agreed to, among other things, (i) modify certain financial covenants; and (ii) amend the Loan Documents in certain other respects.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which are hereby acknowledged, the parties covenant, stipulate, and agree as follows:

1. Representations and Warranties of the Borrower. Each Borrower represents and warrants to the Bank as follows:

(a)

The representations, warranties and covenants of each Borrower made in the Loan Documents, as each may hereinafter be amended or modified, remain true and accurate and are hereby reaffirmed as of the date hereof.

(b)

Each Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents, as each may hereinafter be amended or modified, and no event of default exists thereunder.

(c)

Each Borrower is a corporation duly organized, qualified, and existing in good standing under the laws of the State of New Hampshire and in all other jurisdictions in which the character of the property owned or the nature of the existing business conducted by such Borrower require its qualification as a foreign corporation.

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(d)

The execution, delivery, and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of each Borrower and are not in contravention of law, either Borrower's Articles of Incorporation, By-Laws, or the terms of any other documents, agreements, or undertaking to which any Borrower is a party or by which any Borrower is bound. No approval of any person, corporation, governmental body, or other entity not provided herewith is a prerequisite to the execution, delivery, and performance by any Borrower or any of the documents submitted to the Bank in connection with the Amendment Documents to ensure the validity or enforceability thereof, or upon execution by the Bank to ensure the validity or enforceability thereof.

(e)

When executed on behalf of the Borrower, the Amendment Documents will constitute a legally binding obligation of the Borrower, enforceable in accordance with their terms; provided, that the enforceability of any provisions in the Amendment Documents, or of any rights granted to the Bank pursuant thereto may be subject to and affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and that the right of the Bank to specifically enforce any provisions of the Amendment Documents is subject to general principles of equity.

2. Amendment to Loan Agreement. The Loan Agreement shall be amended as follows:

(a)

Section 4.18(b) of Article IV of the Loan Agreement is hereby amended by (i) deleting "$40,000,000" from the first sentence thereof and replacing it with "$35,000,000"; and (ii) by deleting the second sentence thereof and replacing it with the following new definitions of Tangible Net Worth and Subordinated Liabilities: "(ii) "Tangible Net Worth" means the value of PC's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of PC) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "Subordinated Liabilities" means liabilities subordinated to PC's obligations to the Bank in a manner acceptable to the Bank in its sole discretion".

(b)	Section 4.18(c) of Article IV of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"(c)

Funded Debt to Capital Ratio. Maintain on a consolidated basis a ratio of Funded Debt to Capital not exceeding sixty percent (60%). Funded Debt shall mean interest bearing debt with maturities of one (1) year or greater less unrestricted cash and short term investments over Four Hundred Thousand Dollars ($400,000). Capital shall mean Funded Debt plus Tangible Net Worth."

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3. Conditions Precedent. The obligations of the Bank hereunder are subject to fulfillment of the following conditions precedent:

(a) The Borrower shall execute and deliver to the Bank this Agreement and the Amendment Documents.

(b)

The Bank shall have received (i) certified copies of instruments evidencing all corporate action taken by the Borrower to authorize the execution and delivery of this Agreement and the Amendment Documents and (ii) such other documents, legal opinions, papers and information as the Bank shall reasonably require including all items listed on the Closing Agenda attached hereto as Exhibit A.

(c)

The Borrower shall pay the Bank a fee of $15,000 at or prior to closing which fee shall also be for the amendment to the loan documents related to the $16,000,000 line of credit from the Bank to PC which amendment shall close simultaneously herewith.

      4.    Future References. All references to the Loan Documents shall hereafter refer to such documents, as amended and shall expressly include, without limitation, this Agreement and all other Amendment Documents.

      5.    Loan Documents. The Borrower shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement. The Loan Documents, and the collateral granted to the Bank therein, shall secure the Loan (as defined in the Loan Agreement) made pursuant to the Loan Agreement, as amended, and the payment and performance of the Acquisition Line of Credit, as amended.

6. Continuing Effect. The provisions of the Loan Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

7. General.

(a) The Borrower shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

(b)

The Borrower shall pay all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the highest rate provided in the Note, as amended.

(c) This Agreement may be executed in several counterparts by each Borrower and the Bank, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BANK OF AMERICA, N.A.

/s/	By:	/s/ Kenneth R. Sheldon

Witness		Kenneth R. Sheldon, Its Duly Authorized Senior Vice President

PENNICHUCK CORPORATION

/s/	By:	/s/ William D. Patterson

Witness		William D. Patterson, Its Duly Authorized Senior Vice President, Treasurer and Chief Financial Officer

PENNICHUCK EAST UTILITY, INC.

/s/	By:	/s/ William D. Patterson

Witness		William D. Patterson, Its Duly Authorized Vice President, Treasurer and Chief Financial Officer

STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this _____ day of August, 2006, by Kenneth R. Sheldon, duly authorized Senior Vice President of Bank of America, N.A., a national bank organized under the laws of the United States, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires: Notary Seal

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STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this ____ day of August, 2006, by William D. Patterson, duly authorized Senior Vice President, Treasurer and Chief Financial Officer of PENNICHUCK CORPORATION, a New Hampshire corporation, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires:___________ Notary Seal

STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this ____ day of August, 2006, by William D. Patterson, duly authorized Vice President, Treasurer and Chief Financial Officer of PENNICHUCK EAST UTILITY, INC., a New Hampshire corporation, on behalf of the same.

/s/

Justice of the Peace/Notary Public My Commission Expires:___________ Notary Seal

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EXHIBIT A

CLOSING AGENDA

Amendment to Financings from BANK OF AMERICA, N.A. (the "Bank") to PENNICHUCK CORPORATION, PENNICHUCK EAST UTILITY, INC. and PENNICHUCK WATER WORKS, INC.

August 31, 2006

BORROWER'S AND GUARANTOR'S DOCUMENTS (Items 1-9 to be Delivered by Borrower and Counsel)

1.	PENNICHUCK CORPORATION - Certificate of Existence

2.	PENNICHUCK CORPORATION - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution

3.	PENNICHUCK EAST UTILITY, INC. - Certificate of Existence

4.	PENNICHUCK EAST UTILITY, INC. - Secretary's Certificate including Articles, Bylaws, Board of Director's Resolutions and Incumbency Certificate

5.	PENNICHUCK WATER WORKS, INC. - Certificate of Existence

6.	PENNICHUCK WATER WORKS, INC. - Secretary's Certificate including Articles, Bylaws, Incumbency Certificate and Board of Directors Resolution

7.	Original Stock Certificates with Separate Stock Powers endorsed in blank (Pennichuck Water Works, Inc., Pennichuck East Utility, Inc., Pittsfield Aqueduct Company, Inc. and The Southwood Corporation)

8.	Disbursement Authorization (form provided) and Payment of Bank fees and expenses

9.	Opinion of Counsel

BANK'S DOCUMENTS (To be Prepared by Bank and its Counsel)

10.	Amendment Agreement ($12,000,000 and $4,000,000 Line of Credit to PC)

11.	Amended and Restated $12,000,000 Revolving Credit Note

12.	Amended and Restated $4,000,000 Revolving Credit Note

13.	Pledge Agreement (securing $12,000,000 Line of Credit)

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14.	RSA 399-B Disclosure Statement ($12,000,000 and $4,000,000 Line of Credit to PC)

15.	Amendment Agreement ($4,500,000 Line of Credit to PC and PEU)

16.	RSA 399-B Disclosure Statement ($4,500,000 Line of Credit to PC and PEU)

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